Exhibit 99.1

NEWS RELEASE

EDITORIAL CONTACT:	INVESTOR CONTACTS:

Dave Kroll	Mike Haase
Corporate Public Relations	Investor Relations
(408) 749-3310	(408) 749-3124
dave.kroll@amd.com	mike.haase@amd.com

Ruth Cotter
Investor Relations
(408) 749-3887
ruth.cotter@amd.com

AMD REPORTS FIRST QUARTER RESULTS

— EPS of $0.12 Driven by Record Sales, Improved Gross

Margin and Cost Management —

SUNNYVALE, CA, April 14, 2004 — AMD (NYSE:AMD) today reported sales of $1.236 billion and net income of $45 million for the quarter ended March 28, 2004. Net income amounted to $0.12 per diluted share.

First quarter sales increased by 73 percent from the first quarter of 2003 and increased by three percent from the fourth quarter of 2003. In the first quarter of 2003, AMD reported sales of $715 million and a net loss of $146 million, or $0.42 per share. In the fourth quarter of 2003, AMD reported sales of $1.2 billion and net income of $43 million, or $0.12 per diluted share.

“Our performance in the first quarter of 2004 was driven by record sales, solid growth and strong execution,” said Robert J. Rivet, AMD’s chief financial officer. “Our Flash memory and microprocessor businesses delivered solid sales results in a seasonally down quarter and both business lines were profitable. Sales were especially strong in Asia Pacific and Latin America.

“AMD continued to increase its market leadership position in the wireless handset and embedded markets on the strength of our Spansion™ Flash memory solutions. During the quarter,

products based on MirrorBit™ technology continued to gain solid acceptance, reflecting strong customer demand for their compelling price-performance advantage. In addition, we believe Spansion strengthened its NOR Flash market leadership position as it outpaced growth of the overall Flash market.

“Adoption of our leading AMD64 platform continued to accelerate with processor unit volume shipments more than doubling quarter on quarter. Responding to strong enterprise demand, AMD Opteron™ processor momentum continued with HP and Sun Microsystems shipping AMD Opteron processor-based servers for the first time. HP and Sun joined IBM and Fujitsu-Siemens and many other customers now offering leading-edge AMD Opteron processor solutions for the server and workstation markets.”

BUSINESS OVERVIEW

The combination of sales growth, improved gross margin and disciplined expense management led to an increase in operating income to $61 million in the first quarter of 2004, as compared to $46 million in the fourth quarter of 2003. The company reported an operating loss of $125 million in the first quarter of 2003. The gross margin improved by more than two percentage points over the fourth quarter of 2003 to 37.8 percent, largely driven by improved Flash memory sales and higher average selling prices (ASPs) from each of the two major business lines. In addition, cash flow from operations was positive for the third consecutive quarter and the cash and short-term investment balance as of March 28, 2004 remained at $1.3 billion.

The Memory Group achieved record sales of $628 million in the first quarter of 2004. This was an increase of 11 percent from the $566 million in the fourth quarter of 2003 and 188 percent from $218 million in the first quarter of 2003. The consolidation of FASL LLC began in the third quarter of 2003. In only its third quarter of existence since the integration of AMD’s and Fujitsu’s Flash memory operations, the Flash memory business achieved profitability in the quarter with operating income of $14 million, improving from an operating loss of $3 million in the fourth quarter of 2003. The improved Flash memory operating results were driven largely by increased sales, higher ASPs and improved cost synergies.

Flash memory sales grew during the first quarter due to strong performance in the wireless and embedded markets and increased shipments of products based on MirrorBit technology. Geographically, sales were especially strong in Asia Pacific and the Americas. Spansion’s Flash wafer facilities are aggressively ramping production at 110nm technology to meet increased customer demand for leading-edge products.

Computation Products Group (CPG) sales were $571 million in the first quarter of 2004. In a seasonally weak first quarter, this is a decrease of only two percent from the $581 million in the fourth quarter of 2003 and an increase of 22 percent from $470 million in the first quarter of 2003. CPG generated operating income of $67 million in the first quarter, an improvement from the $63 million in the fourth quarter of 2003, on the strength of a richer product mix.

Demand for the AMD Opteron, AMD Athlon™ 64 and AMD Athlon XP families of microprocessors remained strong. ASPs increased for the fourth straight quarter enhanced by continued penetration of the enterprise market. The AMD Opteron processor continued to see strong adoption in diverse vertical segments including financial services, web infrastructure, government, pharmaceutical, petrochemical and digital content creation. In addition, AMD Athlon 64 FX processor sales continued to be very strong in the gaming and PC enthusiasts’ markets.

AMD’s manufacturing transition to 90nm production for AMD64 processors is on-track with strong yields demonstrating excellent power consumption and heat dissipation characteristics. AMD will be initiating volume 90nm production in the second quarter and expects to deliver products for revenue in the third quarter of 2004.

ADDITIONAL HIGHLIGHTS OF THE QUARTER

•	Spansion is the world’s largest NOR Flash producer and the world’s second largest Flash supplier overall (NOR and NAND), according to 2003 Flash market share reports from iSuppli, GartnerDataquest and IC Insights.

•	Spansion commenced production of 110nm Floating Gate Flash memory products. These are the first commercial NOR Flash products to push below 130 nanometers.

•	Spansion introduced 640-megabit MirrorBit upgrade modules for the ARM RealView Versatile Platform, which enable hardware and application software developers to prototype and verify 3-D graphics, Java and MPEG acceleration technologies on ARM-based systems.

•	AMD introduced new low- and mid-power AMD Opteron EE (30 watt) and HE (55 watt) processors for servers and workstations that deliver the highest performance per watt of any processor in their class as measured by the industry-standard benchmark suite SPEC® cpu2000.

•	AMD introduced the AMD Athlon 64 FX-53 processor and the AMD Athlon 64 processor 3400+, leading-edge performance processors for desktop systems.

•	AMD launched the new Mobile AMD Athlon 64 processor, extending the award-winning AMD Athlon 64 processor family to the transportable market.

•	The AMD64 family of processors received more than 45 awards worldwide during its first year in the market. First quarter awards included Gartner System Builder Summit Awards: “Best Hardware Product,” “Best Vendor” and “Best System Builder Program/Promotion;” PC World Awards, for the AMD Athlon 64 Processor; PC Magazine “Best of 2003” for the AMD Athlon 64 Processor; and PC Professionell Editors’ Choice Award for “Innovation of the Year 2003/2004” for AMD’s Cool’n’Quiet™ technology.

•	The AMD Alchemy™ portfolio was extended with the introduction of the AMD Alchemy Au1550™ processor, an integrated security network processor designed to address the critical need for security in wired and wireless applications, including routers, gateways, firewall/VPNs, VoIP (Voice over IP) and NAS (Network Attached Storage).

CURRENT OUTLOOK

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. Economic and industry conditions remain uncertain and continue to make it particularly difficult to forecast product demand. AMD’s current outlook for the second quarter of 2004 is based on the following projections:

•	In its Memory Group, AMD expects sales to increase modestly.

•	In its Computation Products Group, AMD expects sales to decline modestly, in line with industry seasonal patterns.

•	In aggregate, AMD expects seasonal patterns to prevail, and sales to be approximately flat.

AMD TELECONFERENCE

AMD will hold a conference call for the financial community at 3:00 PM Pacific Time today to discuss first quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at www.amd.com or www.streetevents.com. The webcast will be available for ten days after the conference call.

CAUTIONARY STATEMENT

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Risks include the possibility that global business and economic conditions will worsen resulting in lower than currently expected sales in the second quarter of 2004; that Intel Corporation’s pricing, marketing programs, product bundling, new product introductions or other activities targeting the company’s processor business will prevent attainment of the company’s current processor sales plans; that Intel Corporation’s announcement of its x86 64-bit offering will affect the sales ramp of AMD Opteron and AMD Athlon 64 processors; that demand for personal computers and, in turn, demand for the company’s processors will be lower than currently expected; that adoption of AMD64 processor-based products by Tier One OEMs will not occur as expected; that demand for the company’s Flash memory products will be lower than currently expected, particularly in the high-end cellular telephone sector, and that the company will not be able to increase our Flash memory market share; that Intel Corporation will negatively affect NOR Flash memory prices; that customer acceptance of MirrorBit technology will not continue to increase; that the company will not continue to be successful integrating the Flash memory operations of FASL LLC, or be able to achieve or sustain any benefit from its creation; that the company will not be able to meet demand for its products; that the company may not achieve its current product and technology introduction schedules; that the company’s transition to 90nm manufacturing processes for processors and 110nm manufacturing processes for Flash memory will not occur in the expected timeframe and that the company will not recognize the expected benefits from the technology transition; and that solutions providers will not timely provide the infrastructure, including operating systems and applications, to support the company’s AMD64 technology. We urge investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 28, 2003.

About AMD

AMD (NYSE:AMD) designs and produces microprocessors, Flash memory devices and low-power processor solutions for the computer, communications and consumer electronics industries. AMD is dedicated to helping its customers deliver standards-based, customer-focused solutions for technology users, ranging from enterprises to government agencies and individual consumers. Founded in 1969, AMD is a Standard & Poor’s 500 company with global operations and manufacturing facilities in the United States, Europe and Asia. For more information visit http://www.amd.com.

AMD, the AMD Arrow logo, AMD Athlon, AMD Opteron, and combinations thereof, Cool’n’Quiet, Alchemy, and Au1550 are trademarks of Advanced Micro Devices, Inc. Spansion, MirrorBit, and FASL are trademarks of FASL LLC. SPEC is a registered trademark of Standard Performance Evaluation Corporation in the U.S. and/or other jurisdictions. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Advanced Micro Devices, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands except per share amounts)

	Quarter Ended
	Mar. 28, 2004 (Unaudited)	Dec. 28, 2003 (Unaudited)	Mar. 30, 2003 (Unaudited)
Net sales	$1,236,433	$1,205,593	$714,555

Cost of sales	768,840	778,506	496,592
Research and development	226,090	226,503	203,062
Marketing, general and administrative	180,217	162,807	138,228
Restructuring and other special charges, net	—	(8,039)	2,146

	1,175,147	1,159,777	840,028

Operating income (loss)	61,286	45,816	(125,473)

Interest income and other, net	10,981	8,912	6,740
Interest expense	(30,154)	(30,943)	(25,805)

Income (loss) before minority interest, income taxes, and equity in net income of joint venture	42,113	23,785	(144,538)

Minority interest in loss of subsidiary	5,351	19,408	—
Provision for income taxes	2,373	—	2,936

Equity in net income of joint venture	—	—	1,118

Net income (loss)	45,091	43,193	(146,356)

Net income (loss) per common share

Basic	$0.13	$0.12	$(0.42)

Diluted	$0.12	$0.12	$(0.42)

Shares used in per share calculation

— Basic	351,328	349,071	345,012
— Diluted	417,963	416,190	345,012

Advanced Micro Devices, Inc.

CONSOLIDATED BALANCE SHEETS

(Thousands)

	Mar. 28, 2004	Dec. 28 2003*
	(unaudited)
Assets

Current assets:
Cash, cash equivalents and short-term investments	$1,308,356	$1,313,367
Accounts receivable, net	669,357	609,457
Inventories	692,588	697,658
Prepaid expenses and other current assets	153,829	177,145
Deferred income taxes	119,546	102,651

Total current assets	2,943,676	2,900,278

Property, plant and equipment, net	3,730,837	3,848,492
Other assets	328,442	345,575

	$7,002,955	$7,094,345

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$498,927	$492,616
Accrued compensation and benefits	186,091	160,644
Accrued liabilities	286,776	327,122
Restructuring accruals	24,175	29,770
Income taxes payable	28,867	41,370
Deferred income on shipments to distributors	114,292	116,949
Current portion of long-term debt and capital lease obligations	253,235	193,266
Other current liabilities	86,673	90,533

Total current liabilities	1,479,036	1,452,270

Deferred income taxes	172,866	157,690
Long-term debt and capital lease obligations	1,801,002	1,899,674
Other long-term liabilities	383,048	428,761
Minority interest in subsidiary	716,481	717,640

Stockholders’ equity:
Capital stock: Common stock, par value	3,522	3,502
Capital in excess of par value	1,979,027	1,958,833
Retained earnings	262,723	217,891
Accumulated other comprehensive income	205,250	258,084

Total stockholders’ equity	2,450,522	2,438,310

	$7,002,955	$7,094,345

*Derived	from the December 28, 2003 audited financial statements of Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA

(Thousands)

	Quarter Ended
	Mar. 28, 2004 (Unaudited)	Dec. 28, 2003 (Unaudited)	Mar. 30, 2003 (Unaudited)
Net income (loss)	$45,091	$43,193	$(146,356)
Depreciation and amortization	297,980	287,311	209,754
Interest income	(2,178)	(3,236)	(8,017)
Interest expense	30,154	30,943	25,805
Provision for income taxes	2,373	—	2,936

EBITDA	373,420	358,211	84,122

AMD

Selected Corporate Data

(Unaudited)

Quarter Ended
Segment Information	Mar. 28, 2004	Dec. 28, 2003	Mar. 30, 2003*
Computation Products (1)
Revenue	$571 M	$581 M	$470 M
Operating Income (Loss)	67 M	63 M	(53)M
Memory Products (2)
Revenue	628 M	566 M	218 M
Operating Income (Loss)	14 M	(3)M	(64)M
All Other (3)
Revenue	37 M	59 M	27 M
Operating Income (Loss)	(20)M	(14)M	(8)M
Total AMD
Revenue	1,236 M	1,206 M	715 M
Operating Income (Loss)	61 M	46 M	(125)M

Other Data
Depreciation & Amortization	$298 M	$287 M	$210 M
Capital Additions	$202 M	$164 M	$181 M
Headcount	14,370	14,353	12,113
International Sales (4)	82%	83%	75%
Research and Development	$226 M	$227 M	$203 M
EBITDA	$373 M	$358 M	$84 M

*	Q1-03 results do not include data for FASL LLC as the information is not available.

(1)	Computation Products segment includes PC processors and Chipsets.

(2)	Memory Products segment includes Flash memory products of AMD and FASL LLC.

(3)	The All Other category includes Embedded Processors, Network Products, Geode products, and Foundry Services. Also included in the All Other category is certain operating expenses and credits that are not allocated to the operating segments.

(4)	For quarters ended December 28, 2003 and March 30, 2003, percentages were adjusted for sales to Latin America, which were previously reflected as U.S. sales.